   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 7, 2000
                                                     REGISTRATION NO. 333-90881

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                              ------------------

                                AMENDMENT NO. 7
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              ------------------
                       SAVVIS COMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)


                DELAWARE                          6719                       43-1809960
  (State or other jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer
  incorporation or organization)       Classification Code Number)     Identification Number)


                              ------------------
                       SAVVIS COMMUNICATIONS CORPORATION
                          12007 SUNRISE VALLEY DRIVE
                               RESTON, VA 20191
                                (703) 453-7500
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              ------------------
                            STEVEN M. GALLANT, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       SAVVIS COMMUNICATIONS CORPORATION
                          12007 SUNRISE VALLEY DRIVE
                               RESTON, VA 20191
                                (703) 453-7500
(Name,  address,  including zip code, and telephone number, including area code, of agent for service)
                              ------------------
                                  Copies to:


  CHRISTINE M. PALLARES, ESQ.                ANDREW R. SCHLEIDER, ESQ.
    HOGAN & HARTSON L.L.P.                     SHEARMAN & STERLING
        885 THIRD AVENUE                      599 LEXINGTON AVENUE
       NEW YORK, NY 10022                       NEW YORK, NY 10022
          (212) 409-9800                         (212) 848-4000

                              ------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

(1) The amount of the securities registered includes any securities which the underwriters have options of purchasing to cover over-allotments.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(a) under the Securities Act of 1933. (3) Includes $32,137 paid herewith and includes $20,850 paid on November 12, 1999 and $77,094 paid on December 30, 1999.
                              ------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This registration statement contains a supplement to the preliminary prospectus dated January 31, 2000. The supplement to the preliminary prospectus will be distributed to investors outside the United States and Canada. Subsequent to this filing, the information contained in the supplement will be incorporated in the prospectus contained in an amendment to the registration statement.

                              SUBJECT TO COMPLETION
          SUPPLEMENT DATED FEBRUARY 7, 2000 TO PRELIMINARY PROSPECTUS
                             DATED JANUARY 31, 2000


P R O S P E C T U S  S U P P L E M E N T
----------------------------------------



                               17,000,000 SHARES

[GRAPHIC OMITTED]


                       SAVVIS COMMUNICATIONS CORPORATION


                                  COMMON STOCK



                                ---------------
     This prospectus supplement supplements the attached preliminary prospectus relating to SAVVIS Communications Corporation's initial public offering of common stock. SAVVIS Communications Corporation is selling 14,875,000 shares and Bridge Information Systems, Inc., currently a 69% stockholder of SAVVIS, is selling 2,125,000 shares.



     INVESTING IN THE COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 10 OF THE ATTACHED PRELIMINARY PROSPECTUS.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                ---------------
                          Joint Book-Running Managers


MERRILL LYNCH & CO.                                  MORGAN STANLEY DEAN WITTER
                                ---------------
                            BEAR, STEARNS & CO. INC.
                                ---------------
BANC OF AMERICA SECURITIES LLC
                                                              CIBC WORLD MARKETS
                                ---------------


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                  UNDERWRITING


UK SELLING RESTRICTIONS

     Each underwriter has agreed that

   o it has not offered or sold and, prior to the expiration of the period six months from the closing of the offering, will not offer or sell any shares of common stock of SAVVIS to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

   o it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the common stock in, from or otherwise involving the United Kingdom; and

   o it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of common stock to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 as amended or is a person to whom such document may otherwise lawfully be issued or passed on.


NO PUBLIC OFFERING OUTSIDE THE UNITED STATES

     No action has been or will be taken in any jurisdiction except in the United States that would permit a public offering of the shares of common stock, or the possession, circulation or distribution of this prospectus or any other material relating to our company or shares of our common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of our common stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the shares of common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

     Purchasers of the shares offered by this prospectus may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the offering price on the cover page of this prospectus.

                       UNITED STATES TAX CONSEQUENCES TO
                        NON-U.S. HOLDERS OF COMMON STOCK


GENERAL

     The following is a general discussion of the principal U.S. federal income and estate tax consequences of the ownership and disposition of our common stock that may be relevant to you if you are a non-U.S. Holder. For purposes of this discussion, you are a non-U.S. holder if you are a beneficial owner of common stock that is any of the following for U.S. federal income tax purposes:


     o a nonresident alien individual;

     o a foreign corporation;

     o a foreign estate or trust; or

     o a foreign partnership.

     This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular circumstances, and does not address any foreign, state or local tax consequences. Furthermore, this discussion is based on provisions of the Internal Revenue Code, Treasury regulations and administrative and judicial interpretations as of the date of this prospectus. All of these are subject to change, possibly with retroactive effect, or different interpretations. If you are considering buying our common stock you should consult your own tax advisor about current and possible future tax consequences of holding and disposing of our common stock in your particular situation.


DISTRIBUTIONS


     We have not paid any dividends on our common stock and do not intend to pay dividends in the foreseeable future. See "Dividend Policy." However, if dividends are paid on the shares of our common stock, these distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent these distributions exceed those earnings and profits, the distributions will constitute a return of capital that is applied against, and will reduce, your basis in the common stock, but not below zero, and then will be treated as gain from the sale of stock. Dividends paid to a non-U.S. holder that are not effectively connected with a U.S. trade or business of the non-U.S. holder will be subject to United States withholding tax at a 30% rate or, if a tax treaty applies, a lower rate specified by the treaty. To receive a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a duly completed Form 1001 or Form W-8BEN or substitute form certifying to its qualification for the reduced rate.




     Currently, withholding is generally imposed on the gross amount of a distribution, regardless of whether we have sufficient earnings and profits to cause the distribution to be a dividend for U.S. federal income tax purposes. However, withholding on distributions made after December 31, 2000 may be on less than the gross amount of the distribution if the distribution exceeds a reasonable estimate made by us of our accumulated and current earnings and profits.


     Dividends that are effectively connected with the conduct of a trade or business within the U.S. and, if a tax treaty applies, are attributable to a U.S. permanent establishment of the non-U.S. holder, are exempt from U.S. federal withholding tax, provided that the non-U.S. holder furnishes to us or our paying agent a duly completed Form 4224 or Form W-8BCI or substitute form certifying the exemption. However, dividends exempt from U.S. withholding because they are effectively connected or they are attributable to a U.S. permanent establishment are subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. Any such effectively connected dividends received by a foreign corporation may be subject to an additional "branch profits tax" at a 30% rate or a lower rate specified by an applicable income tax treaty.

     Under current U.S. Treasury regulations, dividends paid before January 1, 2001 to an address outside the United States are presumed to be paid to a resident of the country of address for purposes of the withholding discussed above and for purposes of determining the applicability of a tax treaty rate. However, U.S. Treasury regulations applicable to dividends paid after December 31, 2000 eliminate this presumption, subject to transition rules, and a non-U.S. holder who wishes to claim the benefit of an applicable treaty rate, and avoid back-up withholding, as discussed below, would be required to satisfy applicable certification and other requirements.


     For dividends paid after December 31, 2000, a non-U.S. holder generally will be subject to U.S. backup withholding tax at a 31% rate under the backup withholding rules described below, rather than at a 30% rate or a reduced rate under an income tax treaty, as described above, unless the non-U.S. holder complies with Internal Revenue Service certification procedures or, in the case of payments made outside the U.S. with respect to an offshore account, documentary evidence procedures. Further, to claim the benefit of a reduced rate of withholding under a tax treaty for dividends paid after December 31, 2000, a non-U.S. holder must comply with modified IRS certification requirements. Special rules also apply to dividend payments made after December 31, 2000 to foreign intermediaries, U.S. or foreign wholly owned entities that are disregarded for U.S. federal income tax purposes and entities that are treated as fiscally transparent in the U.S., the applicable income tax treaty jurisdiction, or both. You should consult your own tax advisor concerning the effect, if any, of the rules affecting post-December 31, 2000 dividends on your possible investment in our common stock.


     A non-U.S. holder eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund along with the required information with the IRS.


GAIN ON DISPOSITION OF COMMON STOCK


     A non-U.S. holder generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale or other disposition of our common stock unless one of the following applies:


   o If the gain is effectively connected with a trade or business of the non-U.S. holder in the United States and, if a tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by the non-U.S. holder, the non-U.S. holder will, unless an applicable treaty provides otherwise, be taxed on its net gain derived from the sale under regular graduated U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, it may be subject to an additional branch profits tax equal to 30% of its effectively connected earnings and profits within the meaning of the Internal Revenue Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable income tax treaty and duly demonstrates that it qualifies.


   o If a non-U.S. holder who is an individual and holds our common stock as a capital asset is present in the United States for 183 or more days in the taxable year of the sale or other disposition, and other conditions are met, the non-U.S. holder will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. capital losses.


   o If we are or have been a "U.S. real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. holder held the common stock, the non-U.S. holder may be taxable in the U.S. on gain from the sale of common stock pursuant to the effectively connected rules above. We believe that we never have been and are not currently a U.S. real property holding corporation for U.S. federal income tax purposes. Although we consider it unlikely based on our current business plans and operations, we may become a U.S. real property holding corporation in the future. Even if we were to become a U.S. real property holding corporation, any gain recognized by a non-U.S. holder still would not be subject to U.S. tax if the shares of our common stock are considered to be "regularly traded on an established securities market" and the non-U.S. holder did not own, actually or constructively, at any time during the shorter of the periods described above, more than five percent of our common stock.


FEDERAL ESTATE TAX

     Common stock owned by an individual who is not a citizen or resident, as defined for U.S. estate tax purposes, of the United States at the time of death will be included in that individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.


INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

     Under U.S. Treasury regulations, we must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to that holder and the tax withheld with respect to those dividends. These information reporting requirements apply even if withholding was not required because the dividends were effectively connected dividends or withholding was reduced or eliminated by an applicable income tax treaty. Pursuant to an applicable tax treaty, that information may also be made available to the tax authorities in the country in which the non-U.S. holder resides.

     United States federal backup withholding generally is a withholding tax imposed at the rate of 31% on specified payments to persons that fail to furnish required information under the U.S. information reporting requirements. See the discussion under "--Distributions" above for rules regarding backup withholding on dividends paid to non-U.S. holders, after December 31, 2000.

     As a general matter, information reporting and backup withholding will not apply to a payment by or through a foreign office of a foreign broker of the proceeds of a sale of our common stock effected outside the U.S. However, information reporting requirements, but not backup withholding, will apply to a payment by or through a foreign office of a broker of the proceeds of a sale of our common stock effected outside the U.S. if that broker:

     o is a U.S. person;

     o is a foreign person that derives 50% or more of its gross income for specified periods from the conduct of a trade or business in the U.S.;

     o is a "controlled foreign corporation" as defined in the Internal Revenue Code; or

     o is a foreign partnership with specified U.S. connections, for payments made after December 31, 2000.

     Information reporting requirements will not apply in the above cases if the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or the beneficial owner otherwise establishes an exemption.

     Payment by or through a U.S. office of a broker of the proceeds of a sale of our common stock is subject to both backup withholding and information reporting unless the holder certifies to the payor in the manner required as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption.

     Amounts withheld under the backup withholding rules do not constitute a separate U.S. federal income tax. Rather, any amounts withheld under the backup withholding rules will be refunded or allowed as a credit against the holder's U.S. federal income tax liability, if any, provided the required information or appropriate claim for refund is filed with the IRS.

     THE FOREGOING DISCUSSION IS A SUMMARY OF THE PRINCIPAL TAX CONSEQUENCES OF THE OWNERSHIP, SALE OR OTHER DISPOSITION OF OUR COMMON STOCK BY NON-U.S. HOLDERS FOR U.S. FEDERAL INCOME AND ESTATE TAX PURPOSES. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all fees and expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the sale of the common stock being registered. All amounts shown are estimates except for the SEC registration fee and the NASD filing fee.





                                                           AMOUNT
                                                       -------------
       SEC registration fee ........................    $  130,081
       NASD filing fee .............................        30,500
       Nasdaq National Market listing fee ..........        95,000
       Blue sky fees and expenses ..................        10,000
       Accounting fees and expenses ................       575,000
       Legal fees and expenses .....................       600,000
       Printing and engraving expenses .............       500,000
       Transfer agent fees and expenses ............         3,500
       Miscellaneous expenses ......................       305,919
                                                        ----------
          Total ....................................    $2,250,000
                                                        ==========


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware General Corporation Law provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Delaware General Corporation Law does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent that a claim, issue or matter has been successfully defended.

     The Registrant's Amended and Restated Certificate of Incorporation, as amended (the "Certificate") contains provisions that no director of the Registrant shall be liable for breach of fiduciary duty as a director, except for (1) any breach of the director's duty of loyalty to the Registrant or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) liability under
Section 174 of the Delaware General Corporation Law; or (4) any transaction from which the director derived an improper personal benefit. The indemnification provided under the Certificate includes the right to be paid expenses in advance of any proceeding for which indemnification may be had, provided that the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification.


ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     Since the Registrant's formation on March 3, 1998, it has issued and sold the securities described below in the following unregistered transactions:

       (1) On March 4, 1998, in connection with its formation, the Registrant issued 63,488,349 shares of its common stock in exchange for all of the outstanding common stock of SAVVIS Communications Corporation, a Missouri corporation ("SCC"), in connection with the reorganization of SCC and SAVVIS Communications Enterprises, L.L.C., a Missouri limited liability company (the "LLC"). These issuances were effected in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act.


       (2) Between March and July 1998, in a series of related transactions, the Registrant sold to First Union Capital Partners, Inc., BCI Growth IV, L.P. and R-H Capital Partners, L.P. a total of 18,226,228 shares of its Series C Redeemable Preferred Stock for $18,226,228; to J.P. Morgan Investment Corporation and Sixty Wall Street SBIC Fund, L.P. a total of 8,000,000 shares of its Series C Redeemable Preferred Stock for $8,000,000; and to the holders of convertible promissory notes of SCC and the LLC a total of 3,773,772 shares of its Series C Redeemable Preferred Stock in exchange for all the outstanding notes. The Registrant issued to these investors warrants to purchase up to a total of 408,362,922 shares of its common stock, at an exercise price below $.01 per share. These sales were effected in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act.


       (3) On March 4, 1998, the Registrant issued 502,410 shares of its Series A Convertible Preferred Stock in exchange for all of the outstanding shares of SCC's Series A Convertible Preferred Stock. In addition, the Registrant issued warrants to purchase up to 15,000 shares of its Series A Convertible Preferred Stock at an exercise price of $10.64 per share in exchange for warrants to purchase an equal amount of shares of SCC's Series A Convertible Preferred Stock, and warrants to purchase up to 13,799,812 shares of its common stock at an exercise price of $.10 per share in exchange for warrants to purchase an equal amount of shares of SCC's common stock. These issuances were effected in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.


       (4) On March 4, 1998, the Registrant issued 5,649,241 shares of its Series B Convertible Preferred Stock in exchange for an equal amount of Class B shares of the LLC. These issuances were effected in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.


       (5) On March 4, 1998, the Registrant issued 28,789,781 shares of its common stock in exchange for the outstanding securities of Interconnected Associates, Inc. These issuances weres effected in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.


       (6) Between May 1998 and March 1999, the Registrant issued options to purchase a total of 61,681,951 shares of its common stock to a total of 177 employees, at exercise prices ranging from $.01 to $.03 per share. These options were granted under the Registrant's 1998 Stock
           Option Plan. These issuances were effected in reliance on the exemption from registration provided by Rule 701 promulgated under
           Section 3(b) of the Securities Act.


       (7) Between July and December 1999, the Registrant granted options to purchase 3,639,000 shares of the Registrant's common stock to 121 employees of Bridge Information Systems, Inc. ("Bridge") at an exercise price of $.50 per share. In that same period, the Registrant granted options to purchase up to 2,300,008 shares of its common stock to 92 of its employees at an exercise price of $.50 per share. All of these options were granted pursuant to the Registrant's 1999 Stock Option Plan. In October 1999, the Registrant granted to its employees the right to convert options to purchase
           236,882 shares of common stock of Bridge into options to purchase 236,882 shares of common stock of the

          Registrant at an exercise price of $.50 per share. These issuances were effected in reliance on the exemption from registration provided by Rule 701 promulgated under Section 3(b) of the Securities Act.


       (8) During 1998 and 1999, Registrant issued 92,565 shares of its common stock pursuant to the exercise of stock options by its employees for an aggregate purchase price of $36,100. These issuances were effected in reliance on the exemption from registration provided by Rule 701 promulgated under Section 3(b) of the Securities Act.


          Each of the foregoing transactions was effected without the use of an underwriter.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES





   NUMBER     EXHIBIT DESCRIPTION
-----------   -----------------------------------------------------------------------------------------------
   1.1*       Form of Underwriting Agreement
  3.1* *      Amended and Restated Certificate of Incorporation of the Registrant
  3.2* *      Certificate of Amendment to Amended and Restated Certificate of Incorporation of the
              Registrant
  3.3* *      Amended and Restated Bylaws of the Registrant
  4.1* *      Form of Common Stock Certificate
  5.1*        Opinion of Hogan & Hartson L.L.P. as to the validity of the shares being offered
 10.1* *      1999 Stock Option Plan
 10.2* *      Form of Incentive Stock Option Agreement under the 1999 Stock Option Plan
 10.3* *      Form of Incentive Stock Option Agreement under the 1999 Stock Option Plan
 10.4* *      Form of Non-Qualified Stock Option Agreement under the 1999 Stock Option Plan
 10.5* *      Amended and Restated Agreement and Plan of Merger, dated February 19, 1999, among the
              Registrant, SAVVIS Acquisition Corp. and Bridge Information Systems, Inc.
 10.6* *      Employment Agreement, dated December 4, 1998, between the Registrant and Clyde A.
              Heintzelman
 10.7* *      Letter Agreement, dated November 12, 1999, between the Registrant and Clyde A.
              Heintzelman
 10.8* *      Employment Agreement, dated December 20, 1999, between the Registrant and Jack M.
              Finlayson
 10.9* *      Letter Agreement, dated June 14, 1999, between the Registrant and David J. Frear
 10.10**      Letter Agreement, dated September 30, 1999, between the Registrant and James D. Mori
 10.11**      Form of Master Establishment and Transition Agreement between the Registrant and Bridge
              Information Systems, Inc., including as Exhibit B a Form of Administrative Services Agreement,
              as Exhibit E a Form of Local Contract of Assignment and Assumption, as Exhibit F a Form of
              Local Asset Transfer Agreement, as Exhibit H a Form of Equipment Colocation Permit, as
              Exhibit I a Form of Promissory Note, as Exhibit J a Form of Call Asset Transfer Agreement and
              as Exhibit K the Sublease Agreement.

     NUMBER       EXHIBIT DESCRIPTION
---------------   -----------------------------------------------------------------------------------------
 10.12 +**        Form of Network Services Agreement between SAVVIS Communications Corporation and
                  Bridge Information Systems, Inc.
 10.13 +**        Form of Technical Services Agreement between SAVVIS Communications Corporation and
                  Bridge Information Systems, Inc.
  10.14**         Managed Network Agreement, dated January 31, 1995, between Sprint Communications
                  Company L.P. and Bridge Data Company
  10.15**         Amendment One to the Managed Network Agreement, dated August 23, 1995, between
                  Sprint Communications Company L.P. and Bridge Data Company
  10.16**         Amendment Two to the Managed Network Agreement, dated August 16, 1995, between
                  Sprint Communications Company L.P. and Bridge Data Company
 10.17 +**        Amendment Three to the Managed Network Agreement, dated March 1, 1996, between
                  Sprint Communications Company L.P. and Bridge Data Company
 10.18 +**        Amendment Four to the Managed Network Agreement, dated July 29, 1996, between Sprint
                  Communications Company L.P. and Bridge Data Company
 10.19 +**        Amendment Five to the Managed Network Agreement, dated December 5, 1996, between
                  Sprint Communications Company L.P. and Bridge Data Company
 10.20 +**        Amendment Six to the Managed Network Agreement, dated May 23, 1997, between Sprint
                  Communications Company L.P. and Bridge Data Company
 10.21 +**        Amendment Seven to the Managed Network Agreement, dated August 28, 1998, between
                  Sprint Communications Company L.P. and Bridge Data Company
 10.22 +**        Service Agreement, dated August 15, 1996, between the Registrant and IXC Carrier, Inc.
 10.23 +**        Amendment No. 1 to the Service Agreement, dated October 22, 1996, between the Registrant and IXC Carrier, Inc.
 10.24 +**        Master Internet Services Agreement, effective June 4, 1999, between the Registrant and
                  UUNET Technologies, Inc.
 10.25 +**        InternetMCI Dedicated Access Agreement, dated April 16, 1998, between the Registrant and
                  networkMCI, Inc.
   16.1* *        Letter Re Change in Certifying Accountant
   21.1* *        Subsidiaries of the Registrant
   23.1* *        Consent of Deloitte & Touche LLP
   23.2* *        Consent of Ernst & Young LLP
   23.3*          Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
   24.1* *        Power of attorney (included in the signature page to this registration statement)
   27.1* *        Financial Data Schedule


------------------
 * To be filed by amendment.
** Previously filed.
 + Request for Confidential Treatment

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as may be required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 7 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on February 7, 2000.



                                        SAVVIS COMMUNICATIONS CORPORATION





                                        By: /s/ Robert McCormick
                                           ------------------------------------

                                           Robert McCormick
                                           Chief Executive Officer and
                                           Chairman of the Board




     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 7 to this Registration Statement has been signed by the following persons, in the capacities indicated below, on the dates indicated.

          SIGNATURE                           TITLE                        DATE
-----------------------------   ---------------------------------   -----------------
      /s/ ROBERT MCCORMICK      Chief Executive Officer and         February 7, 2000
---------------------------
                                Chairman of the Board
         Robert McCormick
                                (principal executive officer)
               *                Executive Vice President, Chief     February 7, 2000
---------------------------
                                Financial Officer and Director
        David J. Frear
                                (principal financial officer and
                                principal accounting officer)
               *                Director                            February 7, 2000
---------------------------
      Clyde A. Heintzelman
               *                Director                            February 7, 2000
---------------------------
         Thomas McInerney
               *                Director                            February 7, 2000
---------------------------
         Patrick Welsh
               *                Director                            February 7, 2000
---------------------------
         Thomas M. Wendel



*By: /s/ Robert McCormick
     -----------------------
     Robert McCormick
     Attorney-in-Fact
     and Agent